Exhibit 99.1

	Contacts:	Jay Brown, CFO
FOR IMMEDIATE RELEASE		Fiona McKone, VP - Finance
Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES CERTAIN CONTRACTUAL TERMS RELATED TO SPRINT AND T-MOBILE

December 16, 2013 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today announced certain contractual terms in light of press reports regarding a potential acquisition by Sprint Corporation (“Sprint”) of T-Mobile US, Inc. (“T-Mobile”). After giving effect to the recently closed transaction between Crown Castle and AT&T (“AT&T Transaction”), as of September 30, 2013, Sprint and T-Mobile represented approximately 23% and 22%, respectively, of Crown Castle’s consolidated site rental revenues. Further, there are approximately 8,000 Crown Castle towers on which both carriers currently reside. Crown Castle’s revenue from T-Mobile on these 8,000 towers represents approximately 10% of Crown Castle’s consolidated site rental revenues. In addition, there is an average of approximately six years and eight years of current term remaining on all lease agreements with Sprint and T-Mobile, respectively.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 98 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 40,000 and approximately 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

www.crowncastle.com